UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 22, 2008

SILVER STATE BANCORP

(Exact name of Registrant as Specified in Charter)

Nevada	001-33592	88-0456212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 SOUTH GREEN VALLEY PARKWAY, HENDERSON, NEVADA 89012

(Address of Principal Executive Offices, including zip code)

Registrant’s telephone number, including area code: (702) 433-8300

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

On August 22, 2008, the Board of Directors of Silver State Bancorp (the “Company”), upon the recommendation of the Nominating and Governance Committee, appointed Mr. Phillip C. Peckman to the Company’s Audit Committee. Mr. Peckman currently serves as the Company’s Acting Chairman of the Board of Directors and satisfies the qualifications, including the independence requirements, necessary to serve as a member of the Company’s Audit Committee. Mr. Peckman had previously served on the Audit Committee prior to the Company’s public offering in 2007.

As previously announced, as a result of the recent resignation of Andrew K. McCain, the Company was not in compliance with the audit committee composition requirements as set forth in Nasdaq Stock Market (“Nasdaq”) Marketplace Rule 4350(d)(4), which requires a listed company to have an audit committee of at least three independent members. The Company is now in full compliance with Nasdaq audit committee composition requirements.

A copy of the press release issued by the Company on August 26, 2008 regarding the foregoing is filed as Exhibit 99.1 to this current report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER STATE BANCORP

By:	/s/ Michael J. Threet
Michael J. Threet
Chief Financial Officer Chief Operating Officer

Dated: August 27, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Silver State Bancorp dated August 26, 2008.